UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2023

Cann American Corp

(Exact name of registrant as specified in its charter)

Wyoming	000-53712	84-3208139
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

320 Santana Drive #C, Cloverdale, CA 95425

(Address of Principal Executive Offices) (Zip Code)

(770)  866-6250

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2023, Jason Black resigned as director and from all offices of the Company. In consideration of severance to Mr. Black the Company divested its remaining subsidiary, Cannequipt LLC, and assigned its sole control to Mr. Black. The Company also assigned its loan agreements in "Cannagram" to Mr. Black. The Company has retained all ownership and rights to the "C-Juice" lines of CBD and Delta 8 products. The Company has also retained its hemp farming lease agreement in Glencoe, Oklahoma.

On February 1, 2023, Jason Tucker was appointed as Director, President, CEO, Secretary and Treasurer of the Company. Mr. Tucker has 18 years of experience in Business Development and Project Management. From December of 2020 to October of 2021 Mr. Tucker was CEO of General Environmental Management, Inc. (GEVI), where Mr. Tucker oversaw its successful audit and return to current reporting with the SEC after a decade of dormancy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cann American Corp

By:	/s/ Jason Tucker
Jason Tucker CEO

Date:  February 6, 2023

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